Exhibit 99

                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
         SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS

     In passing the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), Congress encouraged public companies to make "forward-looking statements" by creating a safe-harbor to protect companies from securities law liability in connection with forward-looking statements. Meritage intends to qualify both its written and oral forward-looking statements for protection under the PSLRA.

     The words "believe," "expect," "anticipate," and "project" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1993, as amended, and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this Form 10-Q include statements concerning the demand for and the pricing of our homes, the expectation of continued positive operating results in the remainder of 2001 and beyond, the expected benefits of the Hancock acquisition, including future home closings and Hancock's future contribution to our revenues and earnings, and our ability to continue positive operating results in light of current economic conditions and the events of September 11. Such statements are subject to significant risks and uncertainties.

     Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements, and that could negatively affect the Company's business, stock and bond prices, include, but are not limited to, the following: (i) changes in national and local economic financial results and other conditions, such as employment levels, availability of mortgage financing, interest rates, consumer confidence, and housing demand; (ii) risks inherent in homebuilding activities, including delays in construction schedules, cost overruns, changes in government regulation, increases in real estate taxes and other local fees; (iii) changes in costs or availability of land, materials, and labor; (iv) fluctuations in real estate values; (v) the timing of home closings and land sales; (vi) Meritage's ability to continue to acquire additional land or options to acquire additional land on acceptable terms; (vii) a relative lack of geographic diversification of Meritage's operations, especially when real estate analysts are predicting that new home sales in certain markets may slow during or after 2001; (viii) Meritage's inability to obtain sufficient capital on terms acceptable to Meritage to fund its planned capital and other expenditures; (ix) changes in local, state and federal rules and regulations governing real estate development and homebuilding activities and environmental matters, including "no growth" or "slow growth" initiatives, building permit allocation ordinances and building moratoriums; (x) expansion by Meritage into new geographic or product markets in which Meritage has little or no operating experience; (xi) the inability of Meritage to identify acquisition candidates that will result in successful combinations; (xii) the failure of Meritage to make acquisitions on terms acceptable to Meritage, or to successfully integrate acquired operations, into Meritage; and (xiii) the loss of key employees of the Company, including Steven
J. Hilton and John R. Landon; (xiv) Meritage's significant level of indebtedness and the diversion of cash flow to make debt payments; (xv) restrictions on our business activities imposed by the agreements governing our indebtedness; and
(xvi) our inability to repay our indebtedness.

     With respect to our acquisition of Hancock,  these  uncertainties  include:
(1) the risk that the Hancock business will not be integrated with our existing business successfully; (2) that the market and financial synergies will not be achieved in the time frame anticipated, or at all; (3) that the acquisition will not be accretive to earnings due to unexpected expenses, contingencies or liabilities or due to the financial performance of the Hancock business; (4) that the combined companies will lose key employees, management, suppliers or subcontractors; (5) increased competition; (6) and our ability to successfully manage new housing lines that were previously managed by Hancock or new lines planned for the future.

     Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, the investment community is urged not to place undue reliance on forward-looking statements. In addition, Meritage undertakes no obligations to update or revise forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes to projections over time. As a result of these and other factors, the Company's stock and bond prices may fluctuate dramatically.